                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         AMERISOURCE HEALTH CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                               [AMERISOURCE LOGO]
                            ------------------------

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 14, 2001
                            ------------------------

TO THE STOCKHOLDERS OF AMERISOURCE HEALTH CORPORATION:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of the Stockholders of AMERISOURCE HEALTH CORPORATION will be held at The Wyndham Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087 on Wednesday, March 14, 2001, at 8:30 a.m. local time, for the purpose of:

        (1) electing eight directors;

        (2) approving the AmeriSource Health Corporation 2001 Stock Option Plan;

        (3) approving the AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan; and

        (4) transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 18, 2001 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof; only holders of Class A Common Stock of the Company of record on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments.

     It is important that your shares be represented at the meeting regardless of the number of shares that you own. Please complete and sign the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and return it in the enclosed postage pre-paid envelope as soon as you can, whether or not you expect to attend the Annual Meeting in person.

     A proxy statement for your additional information is attached to this notice.

     You are cordially invited to attend the Annual Meeting.

                                          Respectfully,

                                          /s/ William D. Sprague

                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel and
                                          Secretary

January 26, 2001

                         AMERISOURCE HEALTH CORPORATION
                          1300 MORRIS DRIVE, SUITE 100
                             CHESTERBROOK, PA 19087
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL INFORMATION

     This proxy statement is furnished by the Board of Directors of AmeriSource Health Corporation (the "Company") in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held March 14, 2001 and at any adjournments thereof. The Company's annual report to stockholders, including financial statements, accompanies this notice and proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy and this proxy statement are being mailed to stockholders on or about January 30, 2001.

     Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the proxy card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

     Solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement, and form of proxy will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

REVOCABILITY OF PROXY

     Execution of the enclosed proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Company an instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

VOTING AT THE ANNUAL MEETING

     Only the holders of record of shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on January 18, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of Common Stock entitled to vote will have the right to one vote for each share held on all matters to come before the meeting. On January 18, 2001, there were 52,480,438 shares of Common Stock issued and outstanding. There were also 8,446 shares of the Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), and 159,868 shares of the Class C Common Stock, par value $0.01 per share (the "Class C Common Stock"), of the Company issued and outstanding. Holders of the Class B Common Stock may elect at any time to convert any and all of such shares into Common Stock, on a share-for-share basis, to the extent the holder thereof is not prohibited from owning additional voting securities by virtue of regulatory restrictions. A share of Class C Common Stock will automatically be converted into a share of Common Stock (a) immediately prior to its sale in a future public offering of Common Stock or (b) at such time as such share of Class C Common Stock has been sold publicly.

     The holders of a majority of the shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the purpose of transacting business at the meeting. Except for the election of directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve the proposal. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether any proposal has been approved. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not have an impact on their election.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 2000, certain information regarding the beneficial ownership of Common Stock of the Company, including shares of Common Stock as to which a right to acquire ownership within 60 days exists, of each director, each nominee for director, each executive officer named in the Summary Compensation Table, all the directors and executive officers of the Company as a group, and each person known to the Company to have been the beneficial owner of more than 5% of the outstanding Common Stock.

                                                                              AGGREGATE NUMBER
                                                                                 OF SHARES        PERCENT
                                                     TITLE OF                   BENEFICIALLY        OF
      NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNER                 OWNED(1)         CLASS
      ------------------------                   ----------------             ----------------    -------
R. David Yost(2)                       Chairman of the Board and Chief
                                       Executive Officer....................       572,250          1.1%
Kurt J. Hilzinger(2)                   President and Chief Operating
                                       Officer..............................       258,200            *
George L. James, III(2)                Vice President and Chief Financial
                                       Officer..............................        21,000            *
David M. Flowers(2)                    Vice President, AmeriSource Health
                                       Corporation and President, American
                                       Health Packaging.....................        55,500            *
Bruce C. Bruckmann(3)                  Director.............................        60,000            *
Richard C. Gozon(3)                    Director.............................        70,000            *
Edward E. Hagenlocker(3)               Director.............................        28,000            *
Lawrence C. Karlson(3)                 Vice Chairman and Lead Director......        70,000            *
George H. Strong(3)                    Director.............................        51,000            *
J. Lawrence Wilson(3)                  Director.............................        33,000            *
Barton J. Winokur(3)                   Director.............................        75,500            *
All directors and executive officers as a group
  (11 persons)(2)(3)........................................................     1,294,450         2.48%
Wellington Management Company, LLP..........................................     5,160,000          9.9%
  75 State Street
  Boston, MA 02109
T. Rowe Price...............................................................     4,200,000          8.0%
  4515 Painters Mill Road
  Owings Mills, MD 21117

                                                                              AGGREGATE NUMBER
                                                                                 OF SHARES        PERCENT
                                                     TITLE OF                   BENEFICIALLY        OF
      NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNER                 OWNED(1)         CLASS
      ------------------------                   ----------------             ----------------    -------
AIM Management Group, Inc...................................................     2,622,000          5.0%
  11 Greenway Plaza
  Suite 800
  Houston, TX 77046

---------------

  * Less than 1.0%

(1) Based on information furnished to the Company by the respective stockholders. The Company is informed that the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(2) Common Stock and the percent of class listed as being beneficially owned by the Company's executive officers include outstanding options to purchase Common Stock which are exercisable within 60 days of December 31, 2000, as follows: Mr. Yost -- 196,250 shares; Mr. Hilzinger -- 141,500 shares; Mr. James -- 15,000; and Mr. Flowers -- 55,500 shares.

(3) Common Stock and the percent of class listed as being beneficially owned by the Company's non-employee directors include outstanding options to purchase Common Stock which are exercisable within 60 days of December 31, 2000, as follows: Mr. Bruckmann -- 60,000 shares; Mr. Gozon -- 60,000 shares; Mr. Hagenlocker -- 23,000 shares; Mr. Karlson -- 60,000 shares; Mr.
    Strong -- 40,000 shares; Mr. Wilson -- 23,000 shares; and Mr.
    Winokur -- 50,000 shares.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight directors each serving annual terms. It is proposed that eight directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for the eight nominees for director listed below. All of the nominees are presently serving as directors of the Company. Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, will serve as a director if elected. However, if any of the nominees should become unavailable prior to the election, the shares represented by proxies may be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors chooses to reduce the number of directors to be elected. There is no family relationship between any of the directors or nominees. There is no arrangement or understanding between any director or nominee for director and any other person(s) pursuant to which he was or is to be selected as a director or nominee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE EIGHT NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

BRUCE C. BRUCKMANN                        Director since 1992

     Managing Director, Bruckmann, Rosser, Sherrill & Co., Inc.

          Mr. Bruckmann, age 47, has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. since January 1995. Mr. Bruckmann serves as a director of California Pizza Kitchen, Inc., Jitney-Jungle Stores of America, Inc., Mohawk Industries, Inc., Town Sports International, Inc., Anvil Knitwear, Inc., MEDIQ Incorporated and Penhall International Corp. Mr. Bruckmann is a member of the Compensation Committee and the Nominating Committee of the Company's Board of Directors.

RICHARD C. GOZON                        Director since 1994

     Executive Vice President, Weyerhaeuser Company

          Mr. Gozon, age 62, has been Executive Vice President of Weyerhaeuser Company since June 1994. He is a director of UGI Corporation, Triumph Group, Inc., and Amerigas Partners, L.P. Mr. Gozon is Chairman of the Compensation Committee of the Company's Board of Directors.

EDWARD E. HAGENLOCKER                        Director since 1999

     Retired Vice Chairman, Ford Motor Company

          Mr. Hagenlocker, age 61, served as Vice Chairman of Ford Motor Company from 1996 until his retirement in 1999 and Chairman of Visteon from 1997 to 1999. He formerly served as President of Ford Automotive Operations from 1994 to 1996 and Chairman of Ford of Europe in 1996. He serves as a director of Boise Cascade Corporation, Nanophase Technologies Corporation and Air Products and Chemicals, Inc. Mr. Hagenlocker is Chairman of the Audit Committee of the Company's Board of Directors.

LAWRENCE C. KARLSON                        Director since 1994

     Vice Chairman and Lead Director of the Board of Directors of AmeriSource Health Corporation and AmeriSource Corporation; Private Investor

          Mr. Karlson, age 58, has been Vice Chairman and Lead Director of the Board of the Company since December 2000. Mr. Karlson previously served as Non-executive Chairman of the Board of Directors of the Company from May 1997 to December 2000. He is a private investor and serves as a director of CDI Corporation., Spectra-Physics Lasers, Inc., Vlasic Foods International, Inc., Interlogix, Inc. and Mikron Instrument Company. Mr. Karlson is a member of the Compensation Committee, the Capital Appropriations Committee and the Nominating Committee of the Company's Board of Directors.

GEORGE H. STRONG                        Director since 1994

     Private Investor

          Mr. Strong, age 74, is a private investor and serves as a director of Healthsouth Rehabilitation Corp. and Balanced Care Corporation. Mr. Strong is a member of the Audit Committee of the Company's Board of Directors.

J. LAWRENCE WILSON                        Director since January 2000

     Retired Chairman and Chief Executive Officer, Rohm and Haas Company

          Mr. Wilson, age 64, served as Chairman and Chief Executive Officer of Rohm and Haas Company from 1988 until his retirement in 1999. He serves as a director of Cummins Engine Company, Inc., Mead Corporation and The Vanguard Group of Investment Companies. Mr. Wilson is a member of the Audit Committee of the Company's Board of Directors.

BARTON J. WINOKUR                        Director since 1990

     Chairman, Dechert

          Mr. Winokur, age 60, is Chairman of the Dechert law firm and serves as a director of CDI Corp. Mr. Winokur is Chairman of the Capital Appropriations Committee of the Company's Board of Directors.

R. DAVID YOST                        Director since 1997

     Chairman of the Board of Directors and Chief Executive Officer, AmeriSource Health Corporation and AmeriSource Corporation

          Mr. Yost, age 53, has been Chairman and Chief Executive Officer of the Company since December 2000. Mr. Yost previously served as President and Chief Executive Officer of the Company from May 1997 to December 2000. Prior to that, Mr. Yost served as Executive Vice President -- Operations of the Company since 1995. Mr. Yost held a variety of sales, marketing and management positions with AmeriSource or its predecessor since 1974. Mr. Yost is Chairman of the Nominating Committee and a member of the Capital Appropriations Committee of the Company's Board of Directors.

BOARD OF DIRECTORS

     The Board of Directors of the Company held five meetings during fiscal year 2000. All of the directors attended 75% or more of the meetings of the Board of Directors and the Committees of the Board of Directors on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Capital Appropriations, Nominating, Audit and Compensation Committees.

     The Capital Appropriations Committee authorizes and approves investments by the Company, other than investments in the ordinary course of business. The Capital Appropriations Committee held five meetings during fiscal year 2000. The Chairman of the Capital Appropriations Committee is Mr. Winokur and its other members are Messrs. Karlson and Yost.

     The Nominating Committee reviews and evaluates potential nominees for election to the Board of Directors and makes recommendations to the Board of Directors concerning such nominees. The Nominating Committee considers potential nominees for election at annual meetings of stockholders, as well as nominees for election by the Board of Directors to fill vacancies that may arise. The Nominating Committee intends to conduct its evaluation of potential candidates independently and confidentially; therefore, it does not intend to adopt stockholder recommendations of candidates. The Nominating Committee did not meet during fiscal year 2000. The Chairman of the Nominating Committee is Mr. Yost and its other members are Messrs. Bruckmann and Karlson.

     The Audit Committee meets with management, the Company's independent auditors and its internal audit department to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors, discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. A full description of the Audit Committee's primary responsibilities, operating principles, and relationship with internal and external auditors is contained in the Audit Committee Charter, which is attached to this proxy statement as Appendix A. The Audit Committee held four meetings during fiscal year 2000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 with the Company's management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

     The Audit Committee is composed of Messrs. Hagenlocker, Strong and Wilson, each of whom is "independent" under the New York Stock Exchange's listing standards.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.

                                          AUDIT COMMITTEE
                                          Edward E. Hagenlocker, Chairman
                                          George H. Strong
                                          J. Lawrence Wilson

     The Compensation Committee reviews and recommends actions to the Board of Directors on such matters as salary and other compensation of officers and the administration of certain benefit plans. The Compensation Committee also has the authority to grant and to administer stock options under the Company's stock option plans. The Compensation Committee held five meetings during fiscal year 2000. The Chairman of the Compensation Committee is Mr. Gozon and its other members are Messrs. Bruckmann and Karlson.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Executive Compensation Program. The role of the Compensation Committee is to recommend, establish, oversee and direct the Company's executive compensation policies and programs and to recommend to the Board of Directors compensation for executive officers. In carrying out this role, the Committee believes it is important to align executive compensation with Company values and objectives, business strategies, management initiatives, business financial performance and enhanced shareholder value.

     The Compensation Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically the Committee solicits and receives recommendations and advice from independent third-party compensation consultants.

     The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. The Committee believes that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation should be tied directly to the performance of the business and be aligned with benefits realized by the Company's stockholders.

     Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of (i) base salary and (ii) an annual incentive opportunity. Equity-based opportunities are provided on a long-term basis through the Company's stock option plan.

     The Compensation Committee's compensation consultants have advised that the salaries, when coupled with annual incentive awards paid to the Company's chief executive officer and other executive officers, are consistent with industry competitive practices. In making this determination, the consultants analyzed the compensation payable at the pharmaceutical wholesale distribution companies included in the Peer Group Index described in the discussion of Stockholder Return Performance below, and also relied upon survey data covering a broader range of wholesale and distribution companies. The Committee has reviewed the base salaries of executive officers and has made adjustments that in its judgment are appropriate. The Committee reviews executive officer salaries annually and makes adjustments based on past performance, changed job duties, scope and responsibilities, competitive pay data and expected future contributions of each executive officer.

     The Compensation Committee also oversees the Company's annual incentive payments to executive officers. Each year the Committee establishes challenging objectives based on business prospects for that year. For Messrs. Yost, Hilzinger, James and Flowers, and for the other senior members of management, annual incentive opportunities are based on achieving both current financial performance objectives and individual strategic and operating objectives related to longer-term earnings, with greater weight given to the current financial performance objectives. Following the end of each fiscal year, after completion of the audit of the Company's financial statements, the Committee reviews business results and the individual performance of each executive officer and each senior member of management, and determines and recommends to the Board of Directors annual incentive payments. In fiscal year 2000, the Company exceeded its financial performance goal for earnings per share and return on committed capital. Strategic and operating objectives were met by Messrs. Yost, Hilzinger, James and Flowers.

     The Company's long-term, equity-based 1999 Stock Option Plan was approved by its Board of Directors in December 1998 and by its stockholders in March 1999. The Compensation Committee oversees the 1999 Stock Option Plan for executives. The 1999 Stock Option Plan consists of non-qualified stock option grants, generally to be made only at one time each year. The Committee believes that grants made under the 1999 Stock Option Plan will focus executives on increasing shareholder value. Options to purchase a total of 195,000 shares of Common Stock were granted pursuant to the 1999 Stock Option Plan to the executive officers in fiscal year 2000, as follows: Mr. Yost -- 75,000 shares; Mr. Hilzinger -- 60,000 shares; Mr. James -- 40,000 shares; and Mr. Flowers
-- 20,000 shares.

     The Company's long-term, equity-based 2001 Stock Option Plan (Proposal 2 herein) was approved by the Compensation Committee in December 2000, subject to stockholder approval. The Compensation Committee will oversee the 2001 Stock Option Plan for executives. The 2001 Stock Option Plan will consist of non-qualified stock option grants, generally to be made only at one time each year. The Committee believes that grants made under the 2001 Stock Option Plan will focus executives on increasing shareholder value.

     Chief Executive Officer Compensation. Each year the Compensation Committee and the chief executive officer agree to multi-year objectives. The Committee reviews the chief executive officer's performance against those objectives at year-end. This review includes a detailed analysis of the short-and long-term financial results as well as progress toward the Company's strategic objectives. In addition, the Committee considers individual factors such as Mr. Yost's leadership ability, ability to execute the business strategy and the Company's relationship with customers and the investment community. Mr. Yost's salary was based on data received on the salaries of chief executive officers at companies included in the Peer Group Index as well as upon survey data obtained from wholesale and distribution companies generally.

     Mr. Yost's annual incentive opportunity is 120% of his base salary, subject to certain adjustments based on his individual performance, as determined by the Committee, and the performance of the Company. Of this amount, 50% is based on the Company's achievement of earnings per share ("EPS") goals and 50% is based on goals relating to return on committed capital. For fiscal year 2000, the Company exceeded its EPS goal and exceeded the goal for return on committed capital. Based on the foregoing factors, Mr. Yost's annual incentive payment was 113% of his base salary.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for "performance-based" compensation. Non-performance-based compensation paid to the Company's executive officers for fiscal year 2000 exceeded the $1 million limit per officer only by a modest amount for Mr. Yost, and the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers.

                                          COMPENSATION COMMITTEE
                                          Richard C. Gozon, Chairman
                                          Bruce C. Bruckmann
                                          Lawrence C. Karlson

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each outside director of the Company is paid an annual fee of $20,000 for services as a director of the Company, a fee of $3,000 for serving as chairman of a committee, an additional fee of $1,000 for attendance in person at each meeting of the Board of Directors and each committee meeting in excess of four annually, and $500 per telephonic meeting of the Board of Directors.

     Outside directors of the Company are also entitled to receive stock options for Common Stock pursuant to the AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan (the "1999 Directors Plan"). The 1999 Directors Plan provides for non-discretionary, automatic grants on an annual basis of an option to purchase shares of Common Stock to non-employee directors. Such options are fully exercisable on the grant dates. The option exercise price is equal to 100% of the fair market value of the

Common Stock on the date of grant of the option. An aggregate of 350,000 shares of Common Stock were reserved for issuance under the 1999 Directors Plan. Options granted to directors under the 1999 Directors Plan are treated as nonqualified stock options under the Code. The 1999 Directors Plan is administered by a committee of non-employee directors (the "Committee").

     The 1999 Directors Plan permits, with the consent of the Committee, the exercise of options through a broker in accordance with procedures established by the Committee and consistent with federal laws and procedures, in lieu of cash. The 1999 Directors Plan permits the Committee to adjust the number and type of shares subject to options and the price per share in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares. The Board of Directors may amend the 1999 Directors Plan at any time; provided, however, that stockholder approval is required for any amendment to the 1999 Directors Plan if required to comply with the rules of the New York Stock Exchange. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted to an option holder without such option holder's consent, unless required to comply with applicable law.

     During fiscal year 2000, the Company made grants of stock options under the 1999 Directors Plan as follows: Messrs. Bruckmann, Gozon, Hagenlocker, Karlson, Strong, Wilson and Winokur were each granted options to purchase 8,000 shares of Common Stock at $14.875 per share. Messrs. Hagenlocker and Wilson were granted options to purchase 15,000 shares of Common Stock at $13.875 and $15.875 per share, respectively, when they initially became directors. All such options were outstanding and exercisable at September 30, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this proxy statement.

                                   PROPOSAL 2

     APPROVAL OF THE AMERISOURCE HEALTH CORPORATION 2001 STOCK OPTION PLAN

GENERAL

     On December 1, 2000, the Compensation Committee of the Board of Directors adopted, subject to stockholder approval, the AmeriSource Health Corporation 2001 Stock Option Plan (the "2001 Option Plan"). The 2001 Option Plan provides for the granting of non-qualified stock options to acquire up to 3,200,000 shares of Common Stock to employees of the Company. The Committee (as defined below) may adjust this number for stock dividends, stock splits, combinations of shares or other changes in the outstanding Common Stock. All shares available but not granted under previous stock option plans will be cancelled upon stockholder approval of the 2001 Option Plan.

     The Company believes that the 2001 Option Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. The 2001 Option Plan is summarized below and a full copy is attached as Appendix B.

SUMMARY OF THE 2001 OPTION PLAN

     ADMINISTRATION. The 2001 Option Plan will be administered by a committee appointed by the Board (the "Committee"), all of whom will be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations, and "non-employee directors," as defined under Rule 16b-3 under the Exchange

Act. The Committee has the sole authority to, among other things, grant options to any employee of the Company, including executive officers, and subject to the limits in the 2001 Option Plan, has the discretion to determine the number of shares to be granted. The Company has approximately 3,700 employees who would be eligible for grants under the 2001 Option Plan.

     GRANT OF OPTION. The maximum aggregate number of shares of Common Stock that may be subject to options granted under the 2001 Option Plan to any individual during any calendar year is 125,000 shares. The Committee may adjust this number and the number of shares issuable under the 2001 Option Plan for stock dividends, stock splits, combinations of shares, or other changes in outstanding Common Stock. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the 2001 Option Plan.

     EXERCISE PRICE. The exercise price for options will be determined by the Committee and will not be less than the fair market value of a share of Common Stock on the date of grant. The fair market value per share will be the last reported sales price for the Common Stock on the relevant date on the New York Stock Exchange. The terms and conditions of an option grant will be specified in the option agreement. Grants may be transferred to the extent set forth in the option agreement.

     SECTION 162(m). Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the 2001 Option Plan. An exception exists, however, for "qualified performance-based compensation." The 2001 Option Plan is intended to allow grants to meet the requirements of "qualified performance-based compensation." Stock options should generally meet the requirements of "qualified performance-based compensation."

     CHANGE OF CONTROL OF THE COMPANY. In the event of a Change of Control (as defined in the 2001 Option Plan), the Company will provide each grantee notice of the Change of Control and each outstanding option will become fully exercisable provided that the grantee is employed by the Company at the time of the Change of Control and either (i) the grantee is employed by the Company on the first anniversary of the Change of Control, (ii) the grantee's employment is terminated by the Company, other than for Cause (as defined in the 2001 Option
Plan), during the one year period following the Change of Control, (iii) the grantee voluntarily terminates employment with the Company during the one year period following the Change of Control because of a Constructive Termination (as defined in the 2001 Option Plan), or (iv) the grantee's employment with the Company terminates because of death or disability during the one year period following the Change of Control. Upon a certain type of Change of Control described in the 2001 Option Plan, unless the Committee determines otherwise, all outstanding options will be assumed by, or replaced with comparable options by, the surviving corporation. In the event of a Change of Control, the Committee also has the authority to pay grantees an amount equal to the "spread" of their outstanding options (i.e., the difference between the fair market value of the shares subject to each grantee's outstanding options over the exercise price) in cash or stock or terminate outstanding options that are not exercised by a specified date.

     AMENDMENT AND TERMINATION OF THE 2001 OPTION PLAN. The Board of Directors may amend or terminate the Option Plan at any time, but may not do so without stockholder approval if such approval is required by section 162(m) of the Code. Whether or not the Plan has terminated, the Committee shall not permit the repricing of Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval. Unless terminated or extended earlier, the 2001 Option Plan will terminate on the day immediately preceding the tenth anniversary of its effective date.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following description of certain income tax consequences of the 2001 Option Plan is based upon current statutes, regulations and interpretations and does not include state or local income tax consequences. This description is not intended to address specific tax consequences applicable to an employee of the Company who receives a stock option under the 2001 Option Plan.

     None of the options to be granted under the 2001 Option Plan is intended to qualify as an "incentive stock option" as that term is defined in section 422 of the Code. Neither the option holder nor the Company will incur any federal income tax consequences as a result of the grant of an option. Upon the exercise of an Option granted under the 2001 Option Plan, the difference between the exercise price and the fair market value of the shares on the date of exercise will be taxable as ordinary income to the option holder. At the time of a subsequent sale of any shares of Common Stock obtained upon the exercise of an option, any gain or loss will be a capital gain or loss to the option holder, which will be a long-term capital gain or loss if the option holder has held the shares for more than one year.

     The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that the holder of an option recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. The Company's income tax deduction may be limited by the $1,000,000 limit of section 162(m) of the Code if the grant does not qualify as "qualified performance-based compensation" under section 162(m) of the Code (see "Section 162(m)" above).

     TAX WITHHOLDING. The Company may require that the grantee receiving shares upon the exercise of options pay to the Company the amount of any federal, state or local taxes required by law to be withheld with respect to such exercise, or the Company may deduct the amount of any such taxes from other wages payable by the Company. With the Committee's consent, a grantee may elect to satisfy the Company's income tax withholding obligation by having the Company withhold shares received from the exercise of an option.

     PLAN BENEFITS. Because options will be granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the 2001 Option Plan are not presently determinable. As of January 12, 2001, the last reported sales price of the Company's common stock as reported on the New York Stock Exchange was $49.1250.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                   PROPOSAL 3

        APPROVAL OF THE AMERISOURCE HEALTH CORPORATION 2001 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN

GENERAL

     On December 1, 2000, the Compensation Committee of the Board of Directors adopted, subject to stockholder approval, the AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan (the "2001 Directors Plan"). The 2001 Directors Plan provides for the granting of non-qualified stock options to acquire up to 225,000 shares of common stock of the Company to non-employee directors of the Company (as defined below). The Committee (as defined below) may adjust this number for stock dividends, stock splits, combinations of shares or other changes in the outstanding Common Stock. All shares available but not granted under previous stock option plans will be cancelled upon stockholder approval of the 2001 Directors Plan.

     The Company believes that the 2001 Directors Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. The 2001 Directors Plan is summarized below and a full copy is attached as Appendix C.

SUMMARY OF THE 2001 DIRECTORS PLAN

     ADMINISTRATION. The 2001 Directors Plan will be administered by a committee appointed by the Board of Directors (the "Committee"), all of whom will be "non-employee directors" as defined under Rule 16b-3 under the Exchange Act. The Committee will have full power and authority to administer and interpret the 2001 Directors Plan.

     ELIGIBILITY. All members of the Board of Directors who are not employees of the Company or a subsidiary ("Non-Employee Directors") will be eligible to participate in the 2001 Directors Plan. As of January 15, 2001, seven Non-Employee Directors were eligible to participate in the 2001 Directors Plan.

     GRANT OF OPTION. Within 30 days of a Non-Employee Director's initial election to the Board, the Non-Employee Director shall receive a grant of a non-qualified option to purchase 15,000 shares of Common Stock. Commencing with the 2001 annual meeting of the Company's stockholders, each Non-Employee Director who is in office on the day immediately after the annual election of directors will receive a grant of a non-qualified option to purchase 8,000 shares of Common Stock. The number of shares underlying the options is subject to adjustment as set forth in the 2001 Directors Plan.

     EXERCISE PRICE. The exercise price for the options will be equal to the fair market value of a share of Common Stock on the date of grant. The fair market value per share will be the last reported sales price of the Common Stock on the New York Stock Exchange on the relevant date. The terms and conditions of an option will be specified in the option agreement. Stock options may be transferred to the extent set forth in the option agreement.

     CHANGE OF CONTROL OF THE COMPANY. In the event of a Change of Control (as defined in the 2001 Directors Plan), the Company will provide each grantee with notice of the Change of Control and each outstanding option will become fully exercisable provided that the grantee is a member of the Board of Directors at the time of the Change of Control. Upon a certain type of Change of Control, as specified in the 2001 Directors Plan, unless the Committee determines otherwise, all outstanding options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation. In the event of a Change of Control, the Committee also has the authority to pay grantees an amount equal to the "spread" of the outstanding options (i.e., the difference between the fair market value of the shares subject to each grantee's outstanding options over the exercise price) in cash or stock or terminate any outstanding options that are not exercised by a specified date.

     AMENDMENT AND TERMINATION OF THE 2001 DIRECTORS PLAN. The Board of Directors may amend or terminate the 2001 Directors Plan at any time. Whether or not the Plan has terminated, the Committee shall not permit the repricing of Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval. Unless terminated or extended earlier, the 2001 Directors Plan will terminate on the day immediately preceding the tenth anniversary of its effective date.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following description of certain income tax consequences of the 2001 Directors Plan is based on current statutes, regulations and interpretations and does not include state or local income tax consequences. This description is not intended to address specific tax consequences applicable to a director of the Company who receives a stock option under the 2001 Directors Plan.

     None of the options to be granted under the 2001 Directors Plan is intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code. Neither the option holder nor the Company will incur any federal income tax consequences as a result of the grant of an option under the 2001 Directors Plan. Upon the exercise of an option, the difference between the exercise price and the fair market value of the shares on the date of exercise will be taxable as ordinary income to the option holder.

     At the time of a subsequent sale of any shares of Common Stock obtained upon the exercise of an option under the 2001 Directors Plan, any gain or loss will be a capital gain or loss to the option holder, which will be a long-term capital gain or loss if the option holder has held the shares for more than one year.

     The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that the holder of any option recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code.

     The table below summarizes the number of options that will be granted to Non-Employee Directors in 2001 under the proposed 2001 Directors Plan, assuming stockholder approval of the Plan and stockholder approval of Proposal 1.

                                                             DOLLAR VALUE
RECIPIENT                                                       ($)(1)       OPTION SHARES
---------                                                    ------------    -------------
Bruce C. Bruckmann.........................................    $196,880          8,000
Richard C. Gozon...........................................     196,880          8,000
Edward E. Hagenlocker......................................     196,880          8,000
Lawrence C. Karlson........................................     196,880          8,000
George H. Strong...........................................     196,880          8,000
J. Lawrence Wilson.........................................     196,880          8,000
Barton J. Winokur..........................................     196,880          8,000
Non-Employee Directors as a Group..........................   1,371,160         56,000

---------------
(1) Present values were calculated using the Black-Scholes option valuation method. The actual value, if any, that a director may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of each stock option is $24.61 based on the following defined option terms and assumptions: (a) a grant price of $49.125; (b) an exercise price of $49.125;
    (c) an expected life of 5 years; (d) a risk-free interest rate of 5.06%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0%, representing the stock's current yield; and (f) a stock price volatility rate of .509 , which reflects how much the stock price varied on a weekly basis from April 4, 1995 to September 30, 2000.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                                        AGE                      TITLE
----                                        ---                      -----
R. David Yost.............................  53     Chairman and Chief Executive Officer
Kurt J. Hilzinger.........................  40     President and Chief Operating Officer
George L. James, III......................  54     Vice President and Chief Financial Officer
William D. Sprague........................  59     Vice President, General Counsel and
                                                   Secretary

     Mr. Yost is described above as a nominee for director.

     Mr. Hilzinger was appointed President and Chief Operating Officer in December 2000. Prior to that time he served as Senior Vice President and Chief Operating Officer from January 1999 to December 2000. He served as Senior Vice President, Chief Financial Officer from 1997 to 1999 and Vice President, Chief Financial Officer and Treasurer from 1995 to 1997.

     Mr. James was appointed Vice President and Chief Financial Officer in May 1999. Prior to that time he served as Senior Vice President and Chief Financial Officer of BetzDearborn Inc. from 1995 to 1998.

     Mr. Sprague was appointed Vice President, General Counsel and Secretary in November 1998. Prior to that time he served as Vice President, General Counsel and Secretary of Lukens, Inc. from 1992 to 1998.

     All of the foregoing officers served as executive officers throughout fiscal year 2000, except Mr. Sprague, who became an executive officer following the end of the fiscal year. Other than as set forth in Agreements With Employees below, there are no arrangements or understandings between any of the executive officers and any other person pursuant to which he was elected an officer. There are no family relationships between any director, executive officer, or nominee for director.

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the fiscal years ended September 30, 2000, 1999 and 1998, certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the persons who served as an executive officer of the Company:

                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION                                  LONG TERM COMPENSATION
                             ------------------------------               -------------------------------------------------
                                                                                   AWARDS                   PAYOUTS
                                                                OTHER     ------------------------   ----------------------
                                                               ANNUAL     RESTRICTED    SECURITIES                ALL OTHER
                                                              COMPENSA-      STOCK      UNDERLYING      LTIP      COMPENSA-
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)(1)    TION($)    AWARD(S)($)   OPTIONS(#)   PAYOUTS($)    TION($)
---------------------------  ----   ---------   -----------   ---------   -----------   ----------   ----------   ---------
R. David Yost..............  2000    525,000      592,250        --           --          75,000        --        38,997(3)
Chairman and Chief           1999    438,433      350,000        --           --          80,000        --        38,502(3)
Executive Officer            1998    397,100      424,000        --           --          90,000        --        86,742(3)

Kurt J. Hilzinger..........  2000    340,000      370,600        --           --          60,000        --        34,575(4)
President and Chief          1999    289,010      300,000        --           --          70,000        --        34,490(4)
Operating Officer            1998    227,117      265,000        --           --          60,000        --        34,827(4)

George L. James, III(2)....  2000    264,500      250,700        --           --          40,000        --           350(5)
Vice President and Chief     1999     76,114      100,000        --           --          20,000        --              --
Financial Officer

David M. Flowers...........  2000    306,775      300,000        --           --          20,000        --        72,905(6)
Vice President, AmeriSource  1999    300,571      208,000        --           --          22,000        --        54,845(6)
Health Corporation and       1998    287,000      302,000        --           --          60,000        --        41,811(6)
President American Health
Packaging

---------------
(1) The amounts shown consist of cash bonuses earned in the fiscal year identified but paid in the subsequent fiscal year.

(2) Mr. James joined the Company in May 1999.

(3) "All Other Compensation" for Mr. Yost in fiscal year 2000, 1999 and 1998, respectively (unless otherwise indicated), includes the following: (i) $10,500, $10,000 and $10,000 in contributions under the Company's Employee Investment Plan; (ii) $3,000, $3,500 and $3,300 in tax return preparation fees; (iii) $2,080, $1,945 and $3,780 in club dues; (iv) for 2000 and 1999, respectively, $817 and $457 for spousal travel expenses; (v) for 1998, $2,800 for personal use of a Company-owned condominium; (vi) for 1998, $44,262 in relocation expense; and (vii) $22,600 per year in premiums for a split dollar life insurance policy.

(4) "All Other Compensation" for Mr. Hilzinger in 2000, 1999 and 1998, respectively (unless otherwise indicated), includes the following: (i) $10,500, $10,000 and $10,000 in contributions under the Company's Employee Investment Plan; (ii) for 2000 and 1999, respectively, $1,200 and $1,100 in tax return preparation fees; (iii) $275, $275 and $175 in club dues; (iv) for 1999 and 1998, respectively, $515 and $1,087 for spousal travel expenses; (v) $22,600 per year premiums paid for a split dollar life insurance policy; and (vi) for 1998, $965 for miscellaneous items.

(5) "All Other Compensation" for Mr. James in fiscal year 2000 includes the following: (i) $350 in club dues.

(6) "All Other Compensation" for Mr. Flowers in fiscal year 2000, 1999 and 1998, respectively (unless otherwise indicated), includes the following: (i) $10,500, $10,000 and $10,000 in contributions under the Company's Employee Investment Plan; (ii) $4,000, $2,000 and $3,926 in tax preparation fees;
    (iii) $7,115, $5,868 and $5,285 in club dues; (iv) $22,600 per year in premiums paid for a split dollar life
    insurance policy; (v) for 2000 and 1999, respectively, $28,690 and $10,455 for living expenses; and (vi) for 1999, $3,922 for use of a Company-owned vehicle.

STOCK OPTIONS

OPTION GRANTS IN FISCAL YEAR 2000

     The following table sets forth certain information with respect to options granted to and exercised by the executive officers of the Company during fiscal year 2000. The information set forth in these tables relates to options granted to and exercised by the executive officers of the Company to purchase shares of Common Stock under the 1999 Stock Option Plan.

                                             INDIVIDUAL GRANTS
                                          ------------------------
                                           % OF TOTAL
                           NUMBER OF        OPTIONS/
                          SECURITIES          SARS        EXERCISE
                          UNDERLYING       GRANTED TO     OR BASE                         GRANT DATE
                         OPTIONS/SARS     EMPLOYEES IN     PRICE                            PRESENT
NAME                     GRANTED(#)(1)    FISCAL YEAR      ($/SH)     EXPIRATION DATE     VALUE($)(2)
----                     -------------    ------------    --------    ----------------    -----------
R. David Yost..........     75,000            7.29%       12.4375     December 1, 2009     $483,000
Kurt J. Hilzinger......     60,000            5.83        12.4375     December 1, 2009      386,400
George L. James, III...     40,000            3.89        12.4375     December 1, 2009      257,600
David M. Flowers.......     20,000            1.94        12.4375     December 1, 2009      128,800

---------------
(1) The options granted under the 1999 Stock Option Plan become exercisable at a rate of 25% each year, beginning one year from the date of grant.

(2) Present values were calculated using the Black-Scholes option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of the stock options was $6.44 based on the following defined option terms and assumptions: (a) a grant price of $12.4375; (b) an exercise price of $12.4375; (c) an expected life of 5 years; (d) a risk-free interest rate of 6.31% , which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0%, representing the stock's current yield; and (f) a stock price volatility rate of .509, which reflects how much the stock price varied on a weekly basis since the initial public offering of the Company's Common Stock on April 4, 1995.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding the number of exercised options and the value of unexercised in-the-money options held by the executive officers of the Company as of September 30, 2000:

                                                               NUMBER OF            VALUE OF
                                                              SECURITIES           UNEXERCISED
                                                              UNDERLYING          IN-THE-MONEY
                                  SHARES                     OPTIONS/SARS         OPTIONS/SARS
                                 ACQUIRED        VALUE       AT FY-END(#)         AT FY-END($)
                                ON EXERCISE    REALIZED      EXERCISABLE/         EXERCISABLE/
NAME                                (#)           ($)        UNEXERCISABLE      UNEXERCISABLE(1)
----                            -----------    ---------    ---------------    -------------------
R. David Yost.................    90,000         720,000    182,500/192,500    4,647,188/4,270,313
Kurt J. Hilzinger.............    80,000       1,189,472    101,500/152,500    2,191,297/3,348,516
George L. James, III..........         0               0       5,000/55,000       87,188/1,644,063
David M. Flowers..............    52,500         962,527      65,500/76,500    1,285,860/1,127,391

---------------
(1) Value calculated as the difference between the fair market value of the Common Stock on September 29, 2000 and the option exercise price.

PENSION PLANS

     AMERISOURCE CORPORATION PARTICIPATING COMPANIES PENSION PLAN. AmeriSource Corporation ("AmeriSource"), a wholly-owned subsidiary of the Company, has a qualified defined benefit pension plan providing pension benefit coverage for employees of the Company who meet the plan's eligibility requirements. Under AmeriSource's pension plan, the executive officers compensated by AmeriSource are entitled to annual pension benefits at age 65 equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the last ten years of participation in the pension plan which yield the highest average.

     All pension plan costs are paid by AmeriSource and the pension plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the plan includes salaries and bonuses set forth in the cash compensation table under "Summary Compensation Table" above, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. For 2000, the compensation limit was $170,000.

     The years of credited service as of October 1, 2000 for each person who served as an executive officer of the Company in fiscal year 2000 were as follows: R. David Yost -- 26.08 years; Kurt J. Hilzinger -- 9.58 years; George
L. James, III -- 1.42 years; and David M. Flowers -- 24.75 years.

     As required by ERISA and the Code, the pension plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $90,000, with cost-of-living adjustments, or 100% of a plan participant's average total taxable earnings during his highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988. For 2000, the annual benefit limit was $135,000.

     SUPPLEMENTAL RETIREMENT PLAN. AmeriSource also has a Supplemental Retirement Plan (the "Supplemental Plan"). Coverage under the Supplemental Plan is limited to certain participants in AmeriSource's pension plan whose benefits under the pension plan are limited due to (a) restrictions imposed by the Code on the amount of benefits to be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (c) any reductions in the amount of compensation taken into account under the pension plan due to an employee's participation in certain deferred compensation plans sponsored by AmeriSource or one of its subsidiaries. The Supplemental Plan provides for a supplement to the annual pension benefit paid under AmeriSource's pension plan to certain participants who have been employed by AmeriSource for five continuous years or who suffer a total and permanent disability while employed by AmeriSource or one of its subsidiaries and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in AmeriSource's pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under AmeriSource's pension plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of AmeriSource's pension plan due to his participation in certain deferred compensation plans of AmeriSource or one of its subsidiaries.

     The following table shows estimated aggregate annual retirement benefits that would be payable to participants under AmeriSource's pension plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits.

                    ESTIMATED ANNUAL RETIREMENT BENEFITS ($)

FINAL AVERAGE
REMUNERATION                                 10          20          30          35
-------------                             --------    --------    --------    --------
100,000.................................    10,000      20,000      30,000      35,000
150,000.................................    15,000      30,000      45,000      52,500
200,000.................................    20,000      40,000      60,000      70,000
250,000.................................    25,000      50,000      75,000      87,500
300,000.................................    30,000      60,000      90,000     105,000
500,000.................................    50,000     100,000     150,000     175,000
600,000.................................    60,000     120,000     180,000     210,000
700,000.................................    70,000     140,000     210,000     245,000
800,000.................................    80,000     160,000     240,000     280,000
900,000.................................    90,000     180,000     270,000     315,000
1,000,000...............................   100,000     200,000     300,000     350,000

AGREEMENTS WITH EMPLOYEES

     Effective August 1, 1997, the Company entered into employment contracts (the "Employment Contracts") with Messrs. Yost, Hilzinger, and Flowers. The Employment Contracts provide for three-year terms of employment, with an automatic one-year extension on each anniversary date, annual base salaries substantially commensurate with present levels, and incentive compensation, bonuses and benefits in accordance with the Company's prevailing practices from time to time.

     Each Employment Contract includes a customary termination for cause provision, whereupon the Company's obligations under the respective Employment Contract would cease. By a majority vote of the Board of Directors, the Company would also be able to terminate the employment of the employee without cause, whereupon the Company would be obligated to pay such employee's then-current base salary for the balance of the term of the Employment Contract. The Employment Contracts also provide for acceleration of all or a portion of the employee's Company stock options then outstanding upon a termination without cause that occurs after September 5, 2000 and prior to other circumstances. Each Employment Contract prohibits direct and indirect competition with the Company for a period of one year after termination of employment. The Employment Contracts also contain customary prohibitions against the disclosure of confidential information and the solicitation of the Company's employees and customers.

     The Employment Contracts provide for certain payments and other benefits as the result of the termination of the Employment Contracts upon a change of control of the Company. The Employment Contracts were filed with the Securities and Exchange Commission ("SEC") as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. The foregoing description is qualified in its entirety by reference to such exhibits.

                         STOCKHOLDER RETURN PERFORMANCE

     The following graph compares the percentage change in cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Peer Group Index") from the market close on

September 30, 1995 to September 30, 2000. Cumulative total return to stockholders is measured by dividing (x) the sum of (i) total dividends for the period (assuming dividend reinvestment) and (ii) per-share price change for the period by (y) the share price at the beginning of the period. The graph is based on an investment of $100 at the market close on September 30, 1995 in the Common Stock and in each index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG AMERISOURCE HEALTH CORPORATION, THE S&P 500 INDEX
                            AND THE PEER GROUP INDEX
[LINE GRAPH]

                                                       AMERISOURCE
                                                   HEALTH CORPORATION                S&P 500                   PEER GROUP
                                                   ------------------                -------                   ----------
9/95                                                        100                         100                         100
9/96                                                     164.81                      120.34                      128.28
9/97                                                     216.44                      169.01                       198.7
9/98                                                     201.62                       184.3                      302.75
9/99                                                     175.46                      235.54                      179.54
9/00                                                     348.15                      266.83                      256.55

* $100 INVESTED ON 9/30/95 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING SEPTEMBER 30.

     The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies engaged primarily in the wholesale drug distribution business: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., McKessonHBOC Inc. and Owens & Minor, Inc.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     During fiscal year 2000, Dechert performed, and currently does perform, legal services for the Company. Barton J. Winokur, Chairman of Dechert and a director of the Company, beneficially owns 75,500 shares of the Common Stock of the Company.

     In October 1999, the Company loaned $300,000 to R. David Yost, Chairman and Chief Executive Officer of the Company. The loan was paid in full on October 20, 2000. In March 2000, the Company loaned $150,000 to Kurt J. Hilzinger, President and Chief Operating Officer of the Company. The loan was paid in full on June 23, 2000.

                              INDEPENDENT AUDITORS

     Since 1988, the Company has retained Ernst & Young LLP as its independent auditors and it has retained Ernst & Young LLP for the year ending September 30, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC and the New York Stock Exchange. Executive officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required from those persons, the Company believes that during the period October 1, 1999 through September 30, 2000, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements.

                           2002 STOCKHOLDER PROPOSALS

     In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2002, the proposal must be received by the Company in writing on or before September 28, 2001, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Delaware and the By-Laws of the Company relating to such inclusion. With respect to a stockholder proposal that is not included in the 2002 proxy statement and form of proxy but which properly comes before the 2002 meeting, if the Company does not receive notice of such proposal, by certified mail, return receipt requested, on or before December 28, 2001, then the proxy solicited by the Board of Directors of the Company for the 2002 meeting may confer discretionary authority with respect to such proposal. Stockholder proposals may be mailed to the Secretary, AmeriSource Health Corporation, 1300 Morris Drive, Suite 100, Chesterbrook, PA 19087.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 2000 MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST DIRECTED TO: CORPORATE & INVESTOR RELATIONS DEPARTMENT, AMERISOURCE HEALTH CORPORATION, 1300 MORRIS DRIVE, SUITE 100, CHESTERBROOK, PA 19087.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 2001 Annual Meeting of Stockholders. However, if any other matter should properly come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect thereto.

                                          By order of the Board of Directors,

                                          [/s/ William D. Sprague]
                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel and
                                          Secretary

Dated: January 26, 2001
      Chesterbrook, Pennsylvania

                                                                      APPENDIX A

                      AMERISOURCE AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a Committee Member. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to the Corporation's financial statements and the financial reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditors, the internal auditors, and the financial management of the corporation. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

     IN CARRYING OUT THESE RESPONSIBILITIES, THE AUDIT COMMITTEE WILL:

     - Ensure that the outside auditor submits annually a formal written statement delineating all relationships between the auditor and the company. The Committee is responsible for engaging a dialogue with the outside auditors with respect to any disclosed circumstances that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take action as necessary in response to the outside auditors' report to satisfy itself of the outside auditor's independence.

     - Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Corporation's shareholders.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized and at the conclusion thereof to review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the corporation's internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Furthermore, the Committee annually will review Internal Audit reports that the Corporation's policy statements adhere to the code of ethics.

     - Review the internal audit function of the Corporation; including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

     - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Review with management and the independent auditors the financial statements contained in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Any changes in accounting principles should be reviewed.

     - The independent auditors shall review the interim financial statements prior to the filing of the Corporation's quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire committee for this purpose.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting and auditing personnel, and the level of cooperation that the independent auditors received during the course of the audit.

                                                                      APPENDIX B

                         AMERISOURCE HEALTH CORPORATION
                             2001 STOCK OPTION PLAN

     The purpose of the AmeriSource Health Corporation 2001 Stock Option Plan (the "Plan") is to provide designated employees of AmeriSource Health Corporation (the "Company") and its subsidiaries with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1.  ADMINISTRATION

     (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board of Directors of the Company (the "Board"), all of whom shall be "outside directors", as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors", as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Committee Authority.  The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) condition grants on the individual's execution of a non-compete, non-disclosure or other agreement deemed appropriate by the Committee, and (v) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.  OPTIONS

     Awards under the Plan shall consist of grants of nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Options" or "Nonqualified Stock Options"), as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Option Instrument") or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument. Options need not be uniform as among the grantees.

3.  SHARES SUBJECT TO THE PLAN

     (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 3,200,000 shares, and the maximum aggregate number of shares of Company Stock that shall be subject to Options granted under the Plan to any individual during any calendar year shall be 125,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock for which any individual participating in the Plan may receive Options in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.  ELIGIBILITY FOR PARTICIPATION

     (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.

     (b) Selection of Grantees. The Committee shall select the Employees to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Employees who receive Options under this Plan shall hereinafter be referred to as "Grantees".

5.  GRANT OF OPTIONS

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to Employees.

     (b) Exercise Price.

     (i) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted.

     (ii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date on which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in 25% increments on each of the first four anniversary dates that follow the grant, provided the Grantee is employed by the Company as of the applicable date, except as may otherwise be specified in the Option Instrument or an amendment to the Option Instrument that is approved by the Committee. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.

     (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee. In the event that a Grantee ceases his or her employment with the Company for any reason other than a "disability" (as defined below), death, or "termination for cause" (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases his or her employment with the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes "cause" at any time while the Grantee is employed by the Company or after the Grantee's termination of employment, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

     (ii) In the event the Grantee ceases his or her employment with the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes "cause" at any time while the Grantee is employed by the Company or after the Grantee's termination of employment, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

     (iii) In the event the Grantee's employment terminates because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise.

     (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases his or her employment with the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise.

     (v) For purposes of this Section 5(e) and Section 9(a):

          (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

          (B) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

     (vi) For purposes of this Section 5(e), "termination for cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. If this clause (vi) conflicts with an employment agreement between the Company and the Employee, the terms of the employment agreement shall govern.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price in cash. Subject to Committee consent, a Grantee may pay the Exercise Price for an Option through a broker in accordance with procedures established by the Committee consistent with Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

6.  WITHHOLDING OF TAXES

     (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

7.  TRANSFERABILITY OF OPTIONS

     (a) Nontransferability of Options. Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Permitted Transfer of Options. Notwithstanding the foregoing, the Committee may provide, in an Option Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

8.  CHANGE OF CONTROL OF THE COMPANY

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

     (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

     (c) After the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

9.  CONSEQUENCES OF A CHANGE OF CONTROL

     (a) Notice and Acceleration.

     (i) Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control.

     (ii) Upon a Change of Control, each outstanding Option shall become fully exercisable, provided that (i) the Grantee is employed by the Company at the time of the Change of Control and (ii) either (A) the Grantee is employed by the Company on the first anniversary of the Change of Control, (B) the Grantee's employment is terminated by the Company, other than for "cause" (as defined below), during the one year period following the Change of Control, (C) the Grantee voluntarily terminates employment with the Company during the one year period following the Change of Control as a result of a "constructive termination" (as defined below), or (D) the Grantee's employment with the Company terminates on account of death or disability (as defined in Section 5(e)) during the one year period following the Change of Control. Any portion of an Option that would not be exercisable after a Change of Control but for the provisions of the preceding sentence may be exercised after the conditions of the preceding sentence have been met.

     (iii) For purposes of this Section, "cause" means willful misconduct or dishonesty, or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness. If this clause (iii) conflicts with an employment agreement between the Company and the Employee, the terms of the employment agreement shall govern.

     (iv) For purposes of this Section, "constructive termination" will occur if the Company (a) requires the Grantee to assume duties inconsistent with, or the Company makes a significant diminution or reduction in the nature or scope of the Grantee's authority or duties from, the authorities or duties assigned to or held by the Grantee during the 30 days immediately prior to the Change of Control, (b) materially reduces the Grantee's base salary, incentive compensation opportunities or fringe benefits, or (c) relocates the Grantee's site of employment to a location more than 50 miles away from the Grantee's site of employment 30 days immediately before the Change of Control.

     (v) Notwithstanding the foregoing, a Grantee shall be eligible to exercise Options both before and after a Change of Control to the full extent otherwise permitted under the Plan.

     (b) Assumption of Options. Upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

10.  AMENDMENT AND TERMINATION OF THE PLAN

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, the Committee shall not permit the repricing of Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

11.  FUNDING OF THE PLAN

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to Options under this Plan.

12.  RIGHTS OF PARTICIPANTS

     Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

13.  NO FRACTIONAL SHARES

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.  REQUIREMENTS FOR ISSUANCE OF SHARES

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

15.  HEADINGS

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.  EFFECTIVE DATE OF THE PLAN.

     Subject to the approval of the Company's shareholders, this Plan shall be effective on December 1, 2000.

17.  MISCELLANEOUS

     (a) Options in Connection with Corporate Transactions and
Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options granted to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflicts of laws provision thereof.

                                                                      APPENDIX C

                         AMERISOURCE HEALTH CORPORATION
                 2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     The purpose of the AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan (the "Plan") is to provide members of the Board of Directors (the "Board") of AmeriSource Health Corporation (the "Company") who are not employees of the Company or its subsidiaries with grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1.  ADMINISTRATION

     (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "non-employee directors", as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.  OPTIONS

     Awards under the Plan shall consist of grants of nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Options" or "Nonqualified Stock Options"), as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Option Instrument") or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument.

3.  SHARES SUBJECT TO THE PLAN

     (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 225,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.  ELIGIBILITY FOR PARTICIPATION

     All members of the Board who are not employees of the Company or a subsidiary ("Non-Employee Directors") shall be eligible to participate in the Plan.

5. GRANT OF OPTIONS

     (a) Grants

     (i) Initial Grants. Within 30 days of a Non-Employee Director's initial election to the Board, the Non-Employee Director shall receive a grant of a Nonqualified Stock Option to purchase 15,000 shares of Company Stock.

     (ii) Annual Grants. Commencing with the 2001 annual meeting of the Company's shareholders each Non-Employee Director who is in office on the day immediately after the annual election of directors shall receive a grant of a Nonqualified Stock Option to purchase 8,000 shares of Company Stock.

     (b) Exercise Price. The purchase price per share of Company Stock subject to an Option (the "Exercise Price") shall be equal to the Fair Market Value of a share of Company Stock on the date of grant. If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term.  The term of each Option shall be ten years.

     (d) Exercisability of Options. Options shall be fully exercisable as of the date of grant.

     (e) Termination of Board Membership or Death.

     (i) Except as provided below, an Option may only be exercised while the Grantee is a member of the Board. If a Grantee ceases to be a member of the Board for any reason other than death or "cause" (as defined below), the Grantee's Options that are vested on such date shall terminate unless exercised within one year after the date on which the Grantee ceases to be a member of the Board, or, if earlier, the date of expiration of the Option term.

     (ii) If the Grantee ceases to be a member of the Board for "cause", any Option held by the Grantee shall terminate as of the date the Grantee ceases to a member of the Board.

     (iii) "Cause" shall mean a finding by the Committee that the Grantee has breached his or her service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee ceases to be a member of the Board for cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

     (iv) If the Grantee dies while a member of the Board, any of the Grantee's Options shall terminate unless exercised within one year of the date of the Grantee's death, but in any event no later than the date of expiration of the Option term.

     (f) Exercise of Options. A Grantee may exercise an Option, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price in cash. Subject to Committee consent, a Grantee may pay the Exercise Price for an Option through a broker in accordance with procedures established by the Committee consistent with Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

6.  WITHHOLDING OF TAXES

     (a) Required Withholding. All Options under the Plan shall be subject to any applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

7.  TRANSFERABILITY OF OPTIONS

     (a) Nontransferability of Options. Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Permitted Transfer of Options. Notwithstanding the foregoing, the Committee may provide, in an Option Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

8.  CHANGE OF CONTROL OF THE COMPANY

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

     (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

     (c) After the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

9.  CONSEQUENCES OF A CHANGE OF CONTROL

     (a) Notice and Acceleration. Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control.

     (b) Assumption of Options. Upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (c) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

10.  AMENDMENT AND TERMINATION OF THE PLAN

     (a) Amendment.  The Board may amend or terminate the Plan at any time.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 16(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, the Committee shall not permit the repricing of Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

11.  FUNDING OF THE PLAN

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to any Options under this Plan.

12.  NO FRACTIONAL SHARES

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.  REQUIREMENTS FOR ISSUANCE OF SHARES

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

14.  HEADINGS

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

15.  EFFECTIVE DATE OF THE PLAN

     Subject to the approval of the Company's shareholders, this Plan shall be effective on December 1, 2000.

16.  MISCELLANEOUS

     (a) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (b) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of State of Delaware, without giving effect to the conflicts of laws provisions thereof.

                         AMERISOURCE HEALTH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 14, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCE HEALTH CORPORATION, a Delaware corporation, does hereby constitute and appoint R. David Yost and William D. Sprague, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCE HEALTH CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Wyndham Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, on March 14, 2001 at 8:30 a.m., and at any and all adjournments and postponements thereof, as follows:


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)






                             -FOLD AND DETACH HERE-

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                                            PLEASE MARK
                                                           YOUR VOTES AS   /X/
                                                           INDICATED IN
                                                           THIS EXAMPLE

Item 1. ELECTION OF DIRECTORS      VOTE           WITHHELD
   Nominees:                     FOR ALL*          FOR ALL
          Bruce C. Bruckmann       / /               / /
          Richard C. Gozon
          Edward E. Hagenlocker
          Lawrence C. Karlson
          George H. Strong
          J. Lawrence Wilson
          Barton J. Winokur
          R. David Yost

* To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

  --------------------------------------------------------

                                                FOR    AGAINST   ABSTAIN
Item 2. APPROVAL OF THE 2001 STOCK OPTION       / /      / /       / /
        PLAN.

Item 3. APPROVAL OF THE 2001 NON-EMPLOYEE       / /      / /       / /
        DIRECTORS STOCK OPTION PLAN.

Item 4. OTHER MATTERS
        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.



THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature(s) ----------------------------------------------- Date -------------


                            - FOLD AND DETACH HERE -